1 Second Quarter 2025 Earnings Call Tim Oliver, President & Chief Executive Officer Andy Wamser, Chief Financial Officer Stuart Mackinnon, Chief Operating Officer Thursday, August 7th, 2025

2 This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “estimate,” “expect,” “target,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “would,” “potential,” “positioned,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR Atleos Corporation’s (“NCR Atleos,” “Atleos” or the “Company”) plans, targets, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in these materials include, without limitation, statements regarding the future commercial or financial performance of the Company; the expected financial performance of the Company for 2025; our expected areas of focus and strategy to drive growth and profitability and create long-term stockholder value, including key performance indicator targets and expectations for 2025; the Company's focus on advancing strategic growth initiatives and transforming the Company into a software-led ATM as a service company with a higher mix of recurring revenue streams; our expected free cash flow for 2025; our expectations to begin returning cash to stockholders; and our expectations of NCR Atleos' ability to deliver increased value to customers and stockholders. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company's control, including the failure of NCR Atleos to achieve some or all of the strategic benefits or opportunities expected from the spin-off; NCR Atleos' obligation to indemnify NCR Corporation (“Voyix” or “NCR Voyix”) pursuant to the agreements entered into connection with the spin-off (including with respect to material taxes) and the risk NCR Voyix may not fulfill any obligations to indemnify NCR Atleos under such agreements; that under applicable tax law, NCR Atleos may be liable for certain tax liabilities of NCR Voyix following the spin-off if NCR Voyix were to fail to pay such taxes; that agreements binding on NCR Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions, potential liabilities arising out of state and federal fraudulent conveyance laws; the fact that NCR Atleos may receive worse commercial terms from third-parties for services it presently receives from NCR Voyix; that after the spin-off, certain of NCR Atleos' executive officers and directors may have actual or potential conflicts of interest because of their previous positions at NCR Voyix; our ability to retain key employees; our ability to protect our systems and data from cybersecurity threats or other technological risks; extensive competition in our markets; risks related to our level of indebtedness; and risks related to evolving global laws and regulations relating to data privacy, data protection and information security. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. As you read and consider this presentation, you should understand that these statements are not guarantees of performance or results. Although the Company believes that assumptions underlying the forward-looking statements contained herein are reasonable, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Additional information concerning these and other factors identified in “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” in the Company’s most recent report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission (“SEC”) are available at https://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. FORWARD-LOOKING STATEMENTS

3 NON-GAAP MEASURES. While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, comments made during this conference call and in these materials will include or make reference to certain “non-GAAP” measures, including, but not limited to: amounts in constant currency or CC, adjusted gross margin rate; diluted earnings per share (non-GAAP); adjusted free cash flow- unrestricted; adjusted gross margin (non-GAAP); gross profit; net debt; core revenues; adjusted EBITDA; core adjusted EBITDA; adjusted EBITDA margin; and the ratio of net debt to adjusted EBITDA or net leverage ratio. These measures are included to provide additional useful information regarding Atleos’ financial results and are not a substitute for their comparable GAAP measures. Explanations of these non-GAAP measures, and reconciliations of these non-GAAP measures to their directly comparable GAAP measures are included in the accompanying “Supplementary Materials” and are available on the Investor Relations page of Atleos’ website at www.ncratleos.com. Descriptions of many of these non- GAAP measures are also included in Atleos’ SEC reports. REVISION. During the second quarter of 2025, management identified immaterial misstatements in the previously issued financial statements of the Company. The Company evaluated the impact of these misstatements to the previously issued annual and interim financial statements and determined that they are not material to any period; however, the Company elected to revise the previously issued financial statements for impacted periods to improve the quality of financial reporting and due to the nature of the adjustments. The financial information included in this presentation reflects the revision. TRADEMARKS. All trademarks, service marks and trade names appearing in this presentation are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. USE OF CERTAIN TERMS. As used in these materials: (i) the term "recurring revenue" includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights. (ii) the term "annualized recurring revenue" or "ARR" is recurring revenue, excluding software license sold as a subscription, for the last three months times four, plus the rolling four quarters for term-based software license arrangements that include customer termination rights. (iii) the term "LTM" means last twelve months. (iv) the term "ARPU" means average revenue per unit. (v) the term "ATMaaS" means ATM as a Service, our turnkey, end-to-end ATM platform solution. (iv) the terms “Core Revenue“ and “Core Adjusted EBITDA” are defined in the accompanying “Supplementary Materials.” These presentation materials and the associated remarks made during this conference call are integrally related and are intended to be presented and understood together. Websites referenced in this presentation are not incorporated by reference into the presentation. NOTES TO INVESTORS

4 Business Update Tim Oliver President and Chief Executive Officer

Second Quarter 2025 Highlights

STRATEGY	HIGHLIGHTS	FINANCIAL RESULTS
Grow Efficiently: Prioritize growth initiatives with high-potential returns and strategic value	▪ Increased monetization of our global installed base ▪ ATM as a Service revenue increased 32% y/y, Backlog up 105% y/y	**4%** Core Revenue Growth
Prioritize Service: Focus on best-in-class performance and availability	▪ ATM service levels hit another new high ▪ Customer satisfaction scores improve 160 bps YTD	**18.6%** Adjusted EBITDA Margin
Embrace Simplicity: Invest in people, systems and processes to become nimbler and easier for customers to conduct business with	▪ Continuous improvement drove incremental savings ▪ Improved production and supply chain efficiency	**$0.93** Adjusted Diluted EPS +9% y/y Growth

REAFFIRMING FY 2025 OUTLOOK

5

Self-Service Banking Segment

Financial Results

- Revenue +9% y/y
- Adj. EBITDA +20% y/y
- ~240 bps of margin expansion across service, software and hardware

Grow Efficiently

- Ended Q2 with a robust ATMaaS backlog +105% y/y
- Growth in high return and asset light outsourcing services deals
- Improved ATMaaS onboarding process contributed to 3x increase in activations vs. Q1



Prioritize Service

- Reached another new high for service levels across key KPIs
- Customer health scores improved 160 bps YTD
- Launched cloud-based auto-scheduling and routing solution in North America

Embrace Simplicity

- Launched our AI-driven diagnostics and service tools for service techs
- Continuous improvement initiatives drove incremental productivity savings and improved sales efficiency

ATLEOS 6

Network Segment

Financial Results

- Revenue +7% q/q
- ARPU +3% y/y and reached another new high
- Solid Adj. EBITDA margin of ~27%, after absorbing higher vault cash costs

Grow Efficiently

- Cash deposit transactions +170% y/y for 1H
- New partnerships expanded presence in digital payments
- Activated first phase of ~1,000 locations for partnership with FCTI



Prioritize Service

- Strengthened ATM branding offerings and value proposition to bank partners
- Expanded cash deposit enabled locations
- Improved uptimes across our owned and operated portfolio

Embrace Simplicity

- Enabled rapid utility network expansion
- Activated recycling-capable ATMs which will reduce cash inventory requirements/costs
- Enhanced self-service portal allowing partners to activate features and customize screen flows independently

ATLEOS

7

8 2 Leveraging world-class Atleos infrastructure and unmatched scale #1 Largest Independent ATM Network500K+ Leading Install Base of Self Service ATMs ARPU & Profit Cross-sell Network Solutions Add new banking partners to Network Enhance retail partners in the Network Add new transaction sets Expand to new markets Continuous improvement productivity Lead with innovative devices & solutions Drive adoption of incremental outsourcing #1 ATMaaS and Managed Services Provider Industry Leading Self-Service Banking Solutions Platform

1 2 3 4 5 Investment Thesis 2 Building a track record of transparency and consistent financial performance; separation transaction now behind us Leading global installed base and industry-best service levels Outsourcing of physical transactions and cash management by banks and retailers accelerating Predictable free cash flow, steadily improving balance sheet, and a plan to begin returning cash to stockholders 9 World’s most comprehensive and scalable solutions offering

10 Financial Review Andy Wamser Chief Financial Officer

11 Results at High-end or Exceed Expectations $ in millions, except per share amounts 70% +4% y/y Core Consolidated Adjusted EBITDA & Margin Non-GAAP Diluted EPS Consolidated Revenue/Recurring +4% y/y +6% y/y Core +9% y/y Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $229 $209 $205 $172 $197 19.4%18.2% 17.6%20.7% Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $0.90 $1.19 $0.85 $0.64 $0.93 • Q2 ’25 Adjusted EBITDA of $205 million was at the high end of our guidance range • +19% q/q Adjusted EBITDA growth 18.6% • Q2'25 EPS was above the high- end of our guidance range • +9% y/y Adjusted EPS growth • Q2 ‘25 Core Revenue of $1,094 grew 4% y/y, in line with our outlook • Q2 ‘25 Core Recurring Revenue mix of 70%; ~72% excluding hardware-related growth Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Recurring Core Non-Recur Core Non-Core $1,049 $1,055 $965 $1,081 74%74% 72% 76% $1,080 $1,078 $1,108 $979 $1,094 $1,104 70% Margin

12 Key Financial Metrics $ in millions Revenue Recurring Revenue Mix % ARR Key Performance Metrics Adjusted EBITDA & Margin Self-Service Banking +9% y/y +20% y/y Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $672 $677 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $167$157 $153 $181 24.7%23.4% 25.8%24.5%25.2% 40% 50% 60% 70% Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 • Revenue growth of 9% was at the high-end of our outlook • Recurring revenue mix averaged 61% for 1H; decline in Q2 driven by significant step-up in hardware $1,200 $1,400 $1,600 $1,800 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $718 $624 $733 $189 63% 57% $1,664 $1,685 • Strong EBITDA growth y/y with 240 bps of margin expansion • ARR increased y/y and q/q Margin

13 Financial Metrics ARR (in millions) LTM ARPU (in thousands) Revenue Gross Profit(1) Key Performance Metrics $ in millions, except ARPU ATMaaS +32% y/y +72% y/y $140 $200 $260 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $4.0 $8.0 $12.0 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $52 $49$47 $57 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $16.1$14.4 $17.4 $188 $249 $8.8 $8.3 • Revenue grew 32% y/y on strong increase in unique customers and high ARPU geographies • ARR on pace to meet our goal for the year • Gross Profit increased significantly, 72% y/y • ARPU reflects continued growth in asset light deals $62 $24.8 $21.4 (1) Gross Profit includes management’s estimate of certain cost allocations.

14 Key Financial Metrics Key Performance Metrics $ in millions, except ARPU and Network Managed Units Revenue Adjusted EBITDA LTM ARPU (in thousands) Network Managed Units (in thousands) Network -2% y/y -15% y/y Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $326 $332 $320 $298 $317 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $102$101 $86$86 $114 $14.5 $15.5 $16.5 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 55 70 85 Q2 24 Q3 24 Q4 24 Q1 25 Q2 25 $15.8 $16.2 81 77 30.7%31.0% 26.9%28.9%36.0% Margin • Revenue increased 7% q/q; consistent with typical seasonality • LTM ARPU increased 3% y/y and reached another new high • Adjusted EBITDA and margin decreases were primarily driven by anticipated higher vault cash costs

15 Services & Software and Hardware Fuels Topline & Profit Growth $ in millions (1) Refer to definitions in the supplementary section of the presentation. Adjusted gross profit (non-GAAP) for the product lines include management’s estimates of certain cost allocations. Supplementary product information provided on this slide is for modeling purposes only and is not considered by Company management in assessing segment performance. Revenue Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Services & Software $539 $542 $557 $523 $556 Transactional (Network segment) 319 324 309 292 312 Hardware 191 189 215 150 226 Total Core Revenues $1,049 $1,055 $1,081 $965 $1,094 Other – Voyix 31 23 27 14 10 Total Atleos Revenue $1,080 $1,078 $1,108 $979 $1,104 Gross Profit (Non-GAAP)(1) Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Services & Software $168 $184 $198 $175 $187 Transactional (Network Segment) 95 98 107 82 75 Hardware 37 30 44 26 46 Corporate unallocated (30) (31) (32) (30) (33) Total Core Gross Profit (Non-GAAP) $270 $281 $317 $253 $275 Other – Voyix 4 3 3 2 - Total Atleos Gross Profit (Non-GAAP) $274 $284 $320 $255 $275

16 Strong Financial Position $ in millions (1) Reflects management’s assessment for Q2 2025 capital expenditures. (2) Cash and cash equivalents as presented in our Condensed Consolidated Balance Sheet. (3) Refer to the definitions in the supplementary section of the presentation. (4) Refer to the supplementary section for a reconciliation of Net Income to Adjusted EBITDA and Cash from Operating activities to Adjusted Free Cash Flow-Unrestricted. Balance Sheet & Liquidity June 30, 2025 Liquidity $691 Revolving Credit Availability $334 Cash (unrestricted)(2) $357 Total Debt $2,897 Net Debt(3) $2,540 Net Leverage Ratio(3) 3.1X Free Cash Flow Q2 2025 Adjusted EBITDA(4) $205 Capital Expenditures ($35) Inventory Capitalized ($11) Adjusted Capital Expenditures ($46) Maintenance capital expenditures(1) ($11) Growth capital expenditures(1) ($23) ATMaaS capital expenditures(1) ($12) Cash paid for Taxes ($49) Cash paid for Interest ($99) Change in Working Capital $4 Adj. Free Cash Flow – Unrestricted(4) $15

17 FY 2025 Outlook Reaffirmed $ in millions, except percentages and per share amounts FY 2025 Targets 2025 Initial Guidance 2024 Base(3) Core Revenue (excludes Voyix) 3% to 6% growth constant currency (est. FX impact -2%) $4,175 Total Revenue 1% to 3% growth constant currency (est. FX impact -2%) - Assumes Voyix related revenue down ~$100M $4,317 Total Adjusted EBITDA(1) 7% to 10% growth constant currency (est. FX impact -1%) $794 Fully Diluted EPS (non-GAAP) (2) 21% to 27% growth $3.22 Adj. Free Cash Flow – Unrestricted $260 - $300 million $242 (1) Our Adjusted EBITDA calculation previously included certain amounts reported in Other income (expense), net. Beginning in 2025, we exclude total Other income (expense), net from our Adjusted EBITDA calculation, which in 2024 would have resulted in Adjusted EBITDA of $794 million, not including the impact of the revision to our 2024 financial statements discussed in the section entitled “Notes to Investors.” (2) Incorporates consensus average SOFR rates for the year in interest expense. (3) The 2024 base does not reflect the impact of the revision to our 2024 financial statements discussed in the section entitled “Notes to Investors,” or the change in our definition of Non-GAAP diluted EPS discussed in the supplementary section of this presentation, as those changes do not impact the guided ranges we have previously communicated.

SUPPLEMENTARY MATERIALS NCR Atleos Confidential 18

Recurring revenue - all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term- based software license arrangements that include customer termination rights. Annualized recurring revenue or "ARR"- recurring revenue, excluding software licenses sold as a subscription, for the last three months times four, plus the rolling four quarters for term-based software license arrangements that include customer termination rights. Core revenue - refers to the results of our reportable segments (Self-Service Banking, Network, and T&T). We use the term "core" to describe our total segment results excluding revenue related to our "Other" (or "Non-Core") business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos and revenues from commercial agreements with Voyix. These non-core revenues are excluded because they are not part of Atleos' ongoing planned business operations. Core Adjusted EBITDA - refers to the results of our reportable segments (Self-Service Banking, Network, and T&T) plus Corporate income and expenses not allocated to segments. We use the term "core" to describe our results excluding "Other" (or "Non-Core") business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos and revenues from commercial agreements with Voyix. These non-core results are excluded because they are not part of Atleos' ongoing planned business operations. LTM - Last twelve months ARPU - average revenue per unit ATM - Automated teller machine ATM as a Service (“ATMaaS”) - our turnkey, end-to-end ATM platform solution, whereby we provide comprehensive managed services solutions to financial institutions. As of June 30, 2025, we had 31.1 thousand ATMaaS units. Liquidity - Borrowing capacity under our senior secured Revolving Credit Facility plus unrestricted cash and cash equivalents Hardware revenue - revenue related to ATM and other hardware sales Services revenue - revenue related to hardware and software maintenance, professional services, and ATMaaS Software revenue - revenue related to software license, software maintenance and professional installation services Transactional revenue - revenue related to payment transaction processing services, interchange and other network revenue as well as Bitcoin-related revenue Certain Terms & Key Performance Indicators (KPIs) 19

While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, comments made during this conference call and in these materials will include non-GAAP measures. Atleos’ definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP. Atleos believes these measures are useful for investors because they provide a more complete understanding of Atleos’ underlying operational performance, as well as consistency and comparability with Atleos’ past reports of financial results. Adjusted Gross Profit (Non-GAAP), Adjusted Operating Expenses (non-GAAP), Adjusted Income from Operations (Non-GAAP), Adjusted Interest and Other Income (Expense) (non-GAAP), Adjusted Income Tax Expense (non-GAAP), Adjusted Net Income from Continuing Operations Attributable to Atleos (non- GAAP) and Diluted Earnings per Share (Non-GAAP) are calculated as GAAP gross profit, operating expenses, income from operations, interest and other income (expense), income taxes, net income attributable to Atleos, and diluted earnings per share, respectively, excluding, as applicable, acquisition-related costs; pension mark-to-market adjustments and other one-time pension-related costs; separation-related costs; amortization of acquisition-related intangibles; stock-based compensation expense; transformation and restructuring charges (which includes integration, severance, divestiture and other exit and disposal costs); Voyix legal and environmental indemnification expense; foreign currency remeasurement gain/loss of hyper-inflationary countries; and other non- recurring or unusual items. Management uses these non-GAAP measures to compare performance consistently over various periods. Diluted Earnings per Share (Non-GAAP) definition change The Company recognizes foreign currency gains and losses as a result of remeasuring the local currency denominated monetary assets and liabilities for countries designated as hyper-inflationary economies. Beginning in the second quarter of 2025, we exclude from our Non-GAAP diluted EPS the gains and losses on remeasurement of foreign currency in hyper-inflationary countries. Management believes excluding these gains or losses is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Historical periods in this release have been recast to reflect the change in definition. Adjusted Gross Margin (Non-GAAP) and Adjusted Operating Margin Rate (non-GAAP) are calculated based on Adjusted Gross Profit (Non-GAAP) and Adjusted Income from Operations (Non-GAAP), respectively, as a percentage of total revenue. Management uses these non-GAAP measures to compare performance consistently over various periods. Adjusted Effective Income Tax Rate (non-GAAP) is calculated based on Adjusted Income Tax Expense (non-GAAP) divided by adjusted pre-tax income (Adjusted Income from Operations (non-GAAP) less Adjusted Interest and Other Income (Expense) (non-GAAP)). Management uses this non-GAAP measure to compare performance consistently over various periods. NON-GAAP MEASURES 20

Adjusted Free Cash Flow-Unrestricted (FCF) is calculated as net cash provided by operating activities less capital expenditures, less additions to capitalized software, plus/minus the change in restricted cash settlement activity, plus/minus net reductions or reinvestment in the trade receivables facility due to fluctuations in the outstanding balance of receivables sold, plus proceeds from sale-leaseback transactions of owned ATMs used in ATM as a Service and certain Network arrangements, plus pension contributions and settlements, and plus legal and environmental indemnification payments made to Voyix. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a reporting period ends. We believe Adjusted free cash flow- unrestricted information is useful for investors because it indicates the amount of cash available after these adjustments for, among other things, investments in Atleos’ existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available, since there may be other non-discretionary expenditures that are not deducted from the measure. Net Debt is based on Atleos' total debt less cash and cash equivalents, with total debt being defined as total short-term borrowings plus total long-term debt as presented on the face of the Condensed Consolidated Balance Sheets. Atleos believes that Net Debt provides useful information to investors because Atleos’ management reviews Net Debt as part of its management of overall liquidity, financial flexibility, capital structure and leverage. In addition, certain debt rating agencies, creditors and credit analysts monitor Atleos’ Net Debt as part of their assessments of Atleos’ business. Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is calculated as GAAP Net income (loss) attributable to Atleos plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus acquisition-related costs; plus pension mark-to-market adjustments and other one-time pension-related costs; plus separation-related costs; plus transformation and restructuring charges (which includes integration, severance, divestiture and other exit and disposal costs); plus stock-based compensation expense; plus Voyix legal and environmental indemnification expense; plus other amounts included in Other income (expense), net. Management uses this non-GAAP measure to compare performance consistently over various periods. Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Adjusted EBITDA margin by segment is calculated based on segment Adjusted EBITDA divided by the related segment component of revenue. Management uses this non-GAAP measure to compare performance consistently over various periods. NON-GAAP MEASURES 21

Net Leverage Ratio is calculated by dividing Net Debt by trailing twelve-month Adjusted EBITDA. Management believes this ratio provides useful information to investors because it is an indicator of the Company's ability to meet its future financial obligations. In addition, the net leverage ratio is a measure frequently used by investors and credit rating agencies. Constant Currency (CC) excludes the effects of foreign currency translation by translating prior period results at current period monthly average exchange rates. Due to the overall variability of foreign exchange rates from period to period, management uses constant currency measures to compare performance consistently over various periods. With respect to our Adjusted EBITDA, adjusted free cash flow-unrestricted and non-GAAP diluted earnings per share forward-looking guidance, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income, GAAP cash flow from operating activities and GAAP diluted earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. These non-GAAP measures are reconciled to their corresponding GAAP measures in the following slides and elsewhere in these materials. These reconciliations and other information regarding these non-GAAP measures are also available on the Investor Relations page of Atleos' website at www.ncratleos.com. NON-GAAP MEASURES 22

$ in millions, except per share amounts Q2 2025 GAAP RESULTS Q2 2025 Q2 2024 % Change Revenue $1,104 $1,080 2% Gross Margin 253 251 1% Gross Margin Rate 22.9% 23.2% Operating Expenses 133 143 (7)% % of Revenue 12.0% 13.2% Operating Income 120 108 11% % of Revenue 10.9% 10.0% Interest and other expense, net (57) (75) (24)% Income Tax Expense 19 4 Effective Income Tax Rate 30.2% 12.1% Net Income (Loss) attributable to Atleos $45 $30 50% Diluted EPS attributable to Atleos $0.60 $0.41 46% 23

$ in millions, except per share amounts Q2 2025 OPERATIONAL RESULTS (Non-GAAP) Q2 2025 Q2 2024 % Change Revenue $1,104 $1,080 2% Adjusted Gross Margin (non-GAAP) 275 274 — % Adjusted Gross Margin Rate (non-GAAP) 24.9% 25.4% Adjusted Operating Expenses (non-GAAP) 116 121 (4)% % of Revenue 10.5% 11.2% Adjusted Income from Operations (non-GAAP) 159 153 4% % of Revenue (Adjusted Operating Margin Rate) 14.4% 14.2% Adjusted Interest and other expense (non-GAAP) (66) (78) (15)% Adjusted Income Tax Expense (non-GAAP) 24 13 85% Adjusted Effective Income Tax Rate (non-GAAP) 25.8% 17.3% Adjusted Net Income attributable to Atleos (non-GAAP) $70 $63 11% Diluted EPS attributable to Atleos (non-GAAP)(1) $0.93 $0.85 9% 24 (1) Beginning in the second quarter of 2025, we exclude from our Non-GAAP diluted EPS the gain/loss on remeasurement of foreign currency in hyper-inflationary countries. All periods presented have been recast to reflect the new definition.

GAAP TO NON-GAAP RECONCILIATION

$ in millions

	Q2 2025	% of Revenue	Q2 2024	% of Revenue
Net Income Attributable to Atleos (GAAP)	**$45**	4.1%	$30	2.8%
Interest Expense	**69**	6.3%	79	7.2%
Interest Income	**(1)**	(0.1)%	(2)	(0.2)%
Income Taxes	**19**	1.7%	4	0.4%
Depreciation and amortization expense	**45**	4.1%	43	4.0%
Acquisition-related amortization of intangibles	**24**	2.2%	23	2.1%
Stock-based compensation expense	**8**	0.7%	9	0.8%
Separation costs	**6**	0.5%	6	0.6%
Acquisition-related Costs	**1**	0.1%	(4)	(0.4)%
Transformation and restructuring costs	**(11)**	(1.0)%	6	0.6%
Voyix environmental indemnification expense	**1**	0.1%	—	—%
Other income (expense) items, net[1]	**(1)**	(0.1)%	3	0.3%
Adjusted EBITDA (non-GAAP)	**$205**	18.6%	$197	18.2%
Other (Voyix-related) income and expenses not allocated to segments	**1**	0.1%	(3)	(0.3%)
Core Adjusted EBITDA (non-GAAP)	**$206**	18.7%	$194	17.9%

[1] Includes certain income and expense items reported within Other income (expense), net on the Condensed Consolidated Statements of Operations, such as bank fees, the components of pension, postemployment and postretirement expense other than service cost, and the impact of foreign currency fluctuations. Prior to 2025, our calculations of Adjusted EBITDA did not exclude these items. All periods presented have been recast to reflect the new definition. Additional amounts reported in Other income (expense), net are separately captured in this reconciliation. Therefore, Other (income) expense items, net shown here will not agree to total Other income (expense), net on the Condensed Consolidated Statements of Operations.

25

GAAP TO NON-GAAP RECONCILIATION

$ in millions

	Q1 2025	% of Revenue	Q4 2024	% of Revenue	Q3 2024	% of Revenue
Net Income Attributable to Atleos (GAAP)	**$15**	1.5%	$48	4.3%	$22	2.0%
Interest Expense	**67**	6.9%	72	6.5%	79	7.3%
Interest Income	**(1)**	(0.1)%	(2)	(0.2)%	(1)	(0.1)%
Income Taxes	**10**	1.0%	25	2.3%	14	1.3%
Depreciation and amortization expense	**41**	4.3%	44	4.0%	45	4.2%
Acquisition-related amortization of intangibles	**23**	2.3%	23	2.1%	24	2.2%
Stock-based compensation expense	**9**	0.9%	10	0.9%	9	0.8%
Separation costs	**2**	0.2%	(1)	(0.1)%	5	0.5%
Acquisition-related Costs	**—**	—%	—	—%	(1)	(0.1)%
Transformation and restructuring costs	**1**	0.1%	8	0.7%	7	0.7%
Voyix environmental indemnification expense	**4**	0.4%	12	1.1%	2	0.2%
Pension mark-to-market adjustments	**—**	—	(38)	(3.4)%	—	—%
Loss on Debt Extinguishment	**—**	—	20	1.8%	—	—%
Other income (expense) items, net[1]	**1**	0.1%	8	0.7%	4	0.4%
Adjusted EBITDA (non-GAAP)	**$172**	17.6%	$229	20.7%	$209	19.4%

[1] Includes certain income and expense items reported within Other income (expense), net on the Condensed Consolidated Statements of Operations, such as bank fees, the components of pension, postemployment and postretirement expense other than service cost, and the impact of foreign currency fluctuations. Prior to 2025, our calculations of Adjusted EBITDA did not exclude these items. All periods presented have been recast to reflect the new definition. Additional amounts reported in Other income (expense), net are separately captured in this reconciliation. Therefore, Other (income) expense items, net shown here will not agree to total Other income (expense), net on the Condensed Consolidated Statements of Operations.

26

$ in millions GAAP TO NON-GAAP RECONCILIATION Q2 2025 Q2 2024 Income from Operations (GAAP) $120 $108 Transformation and restructuring costs — 6 Stock-based compensation expense 8 9 Acquisition-related amortization of intangibles 24 23 Acquisition-related costs 1 1 Separation costs 6 6 Depreciation and Amortization 45 43 Non-controlling interest 1 1 Adjusted EBITDA (non-GAAP) $205 $197 27

$ in millions GAAP TO NON-GAAP RECONCILIATION Q2 2025 28 Gross Margin Gross Margin rate Operating Expenses Income from operations Interest & Other Expenses, Net Income Tax Expense (Benefit) Effective Income Tax Rate Net Income attributable to Atleos GAAP Results $253 22.9% $133 $120 $(57) $19 30.2% $45 Plus: Special Items Transformation and restructuring costs — —% — — (11) (2) (9) Stock-based compensation expense 2 0.2% (6) 8 — 1 7 Acquisition-related amortization of intangibles 20 1.8% (4) 24 — 6 18 Acquisition-related costs — —% (1) 1 — — 1 Separation costs — —% (6) 6 — — 6 Voyix environmental indemnification expense — —% — — 1 — 1 Hyperinflationary countries (1) — —% — — 1 — 1 Non-GAAP Adjusted Results $275 24.9% $116 $159 $(66) $24 25.8% $70 (1) Beginning in the second quarter of 2025, we exclude from our Non-GAAP Adjusted Net Income attributable to Atleos the gain/loss on remeasurement of foreign currency in hyperinflationary countries. All periods presented have been recast to reflect the new definition.

$ in millions GAAP TO NON-GAAP RECONCILIATION Q2 2024 29 Gross Margin Gross Margin rate Operating Expenses Income from operations Interest & Other Expenses, Net Income Tax Expense (Benefit) Effective Income Tax Rate Net Income attributable to Atleos GAAP Results $251 23.2% $143 $108 $(75) $4 12.1% $30 Plus: Special Items Transformation and restructuring costs 3 0.3% (3) 6 — 1 5 Stock-based compensation expense 1 0.1% (8) 9 — 1 8 Acquisition-related amortization of intangibles 19 1.8% (4) 23 — 6 17 Acquisition-related costs — —% (1) 1 (5) (1) (3) Separation costs — —% (6) 6 — 2 4 Hyperinflationary countries(1) — —% — — 2 — 2 Non-GAAP Adjusted Results $274 25.4% $121 $153 $(78) $13 17.3% $63 (1) Beginning in the second quarter of 2025, we exclude from our Non-GAAP Adjusted Net Income attributable to Atleos the gain/loss on remeasurement of foreign currency in hyperinflationary countries. All periods presented have been recast to reflect the new definition.

GAAP TO NON-GAAP RECONCILIATION

	Q2 2025[1]	Q1 2025[1]	Q4 2024[1]	Q3 2024[1]	Q2 2024[1]
GAAP Diluted Earnings per Share	**$0.60**	**$0.20**	**$0.64**	**$0.30**	**$0.41**
Plus: Special Items					
Transformation and restructuring costs	**(0.12)**	0.01	0.09	0.09	0.07
Stock-based compensation expense	**0.09**	0.12	0.13	0.11	0.11
Acquisition-related amortization of intangibles	**0.25**	0.23	0.27	0.25	0.23
Acquisition-related costs	**0.01**	—	—	(0.01)	(0.04)
Separation costs	**0.08**	0.01	—	0.07	0.05
Voyix environmental indemnification expense	**0.01**	0.04	0.12	0.03	—
Valuation allowance and other tax adjustments	**—**	—	—	0.03	—
Loss on debt extinguishment	**—**	—	0.27	—	—
Pension mark-to-market adjustments	**—**	—	(0.38)	—	—
Hyperinflationary countries[2]	**0.01**	0.03	0.05	0.03	0.02
Non-GAAP Diluted Earnings per Share	**$0.93**	**$0.64**	**$1.19**	**$0.90**	**$0.85**

[1] Based upon the weighted average diluted shares of 74.9 million, 75.2 million, 75.0 million, 74.5 million, and 73.7 million for three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, respectively.

[2] Beginning in the second quarter of 2025, we exclude from our Non-GAAP diluted EPS the gain/loss on remeasurement of foreign currency in hyperinflationary countries. All periods presented have been recast to reflect the new definition

30

Q2 2025 SEGMENT RESULTS - GAAP*

$ in millions

	Self-Service Banking	Network	T&T	Other[1]	Corporate[2] Unallocated	Total
Product Revenue	$250	$14	$2	$—	$—	**$266**
Service Revenue	$483	$306	$39	$10	$—	**$838**
Total Revenue	$733	$320	$41	$10	$—	**$1,104**
Cost of Products	$191	$13	$1	$1	$11	**$217**
Cost of Services	$328	$245	$28	$10	$23	**$634**
SG&A and R&D Expenses[3]	$43	$24	$4	$1	$61	**$133**
Income from Operations	$171	$38	$8	$(2)	$(95)	**$120**

* Figures presented in this table are calculated in accordance with U.S. GAAP. In accordance with ASC 280, Segment Reporting, the Company uses Adjusted EBITDA to assess segment performance and allocate the Company resources. No other measures, including income from operations, are considered by management in assessing performance nor does the chief operating decision maker use income from operations when assessing performance. Therefore, Adjusted EBITDA is considered the Company's GAAP measure of segment profit or loss. The supplementary segment-level information included on this slide is provided for modeling purposes only.

[1] Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. Other also includes revenues from commercial agreements with Voyix.

[2] Corporate includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment.

[3] Selling, general and administrative expenses is presented as "SG&A" and research and development expenses is presented as "R&D" above.

31

Q2 2025 SEGMENT RESULTS - NON-GAAP

$ in millions

	Self-Service Banking	Network	T&T	Other[1] [4]	Corporate[2] [4] Unallocated	Total[4]
Product Revenue	$250	$14	$2	$—	$—	**$266**
Service Revenue	$483	$306	$39	$10	$—	**$838**
Total Revenue	$733	$320	$41	$10	$—	**$1,104**
Adjusted Cost of Products (non-GAAP)	$189	$13	$1	$1	$11	**$215**
Adjusted Cost of Services (non-GAAP)	$328	$227	$28	$9	$22	**$614**
Adjusted SG&A and R&D Expenses[3] (non-GAAP)	$42	$20	$4	$1	$49	**$116**
Adjusted Income from Operations (non-GAAP)	$174	$60	$8	$(1)	$(82)	**$159**
Adjusted EBITDA[4]	$189	$86	$9	$(1)	$(78)	**$205**

[1] Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. For periods after the separation from Voyix, Other also includes revenues from commercial agreements with Voyix.

[2] Corporate includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment.

[3] Selling, general and administrative expenses is presented as "SG&A" and research and development expenses is presented as "R&D" above.

[4] In accordance with ASC 280, Segment Reporting, the Company uses Adjusted EBITDA to measure segment performance. Therefore, Adjusted EBITDA for the reportable segments is considered its GAAP measure of segment profit or loss. We have provided Adjusted EBITDA for Other, Corporate and Total Company on a supplementary basis in order to facilitate a reconciliation of total Adjusted EBITDA to consolidated net income. Supplementary segment-level information provided on this slide is for modeling purposes only and is not considered by Company management in assessing segment performance.

32

Q2 2025 GAAP TO NON-GAAP Segment Reconciliation

$ in millions

	GAAP*	Transformation Costs	Stock Based Compensation	Acquisition Related Amortization of Intangibles	Corporate Acquisition-Related Costs	Separation Costs	Non-GAAP
Self Service Banking	$191	$(1)	$—	$(1)	$—	$—	$189
Network	13	—	—	—	—	—	13
T&T	1	—	—	—	—	—	1
Other	1	—	—	—	—	—	1
Corporate Unallocated	11	—	—	—	—	—	11
Total Cost of Products	**$217**	**$(1)**	**$—**	**$(1)**	**$—**	**$—**	**$215**
Self Service Banking	$328	$—	$—	$—	$—	$—	$328
Network	245	1	—	(19)	—	—	227
T&T	28	—	—	—	—	—	28
Other	10	(1)	—	—	—	—	9
Corporate Unallocated	23	1	(2)	—	—	—	22
Total Cost of Services	**$634**	**$1**	**$(2)**	**$(19)**	**$—**	**$—**	**$614**
Self Service Banking	$43	$—	$—	$—	$—	$(1)	$42
Network	24	—	—	(3)	(1)	—	20
T&T	4	—	—	—	—	—	4
Other	1	—	—	—	—	—	1
Corporate Unallocated	61	—	(6)	(1)	—	(5)	49
Total SG&A and R&D Expenses	**$133**	**$—**	**$(6)**	**$(4)**	**$(1)**	**$(6)**	**$116**
Self Service Banking	$171	$1	$—	$1	$—	$1	$174
Network	38	(1)	—	22	1	—	60
T&T	8	—	—	—	—	—	8
Other	(2)	1	—	—	—	—	(1)
Corporate Unallocated	(95)	(1)	8	1	—	5	(82)
Total Income from Operations	**$120**	**$—**	**$8**	**$24**	**$1**	**$6**	**$159**

*Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary segment-level information provided on the preceding slides and the adjustments to arrive at the non-GAAP amounts.

33

Q2 2024 GAAP TO NON-GAAP Segment Reconciliation

$ in millions

	GAAP*	Transformation Costs	Stock Based Compensation	Acquisition Related Amortization of Intangibles	Corporate Acquisition-Related Costs	Separation Costs	Non-GAAP
Self Service Banking	$160	$—	$—	$—	$—	$—	$160
Network	13	—	—	—	—	—	13
T&T	4	—	—	—	—	—	4
Other	14	—	—	—	—	—	14
Corporate Unallocated	19	(1)	—	—	—	—	18
Total Cost of Products	**$210**	**$(1)**	**$—**	**$—**	**$—**	**$—**	**$209**
Self Service Banking	$324	$—	$—	$1	$—	$—	$325
Network	234	—	—	(20)	—	—	214
T&T	33	—	—	—	—	—	33
Other	13	—	—	—	—	—	13
Corporate Unallocated	15	(2)	(1)	—	—	—	12
Total Cost of Services	**$619**	**$(2)**	**$(1)**	**$(19)**	**$—**	**$—**	**$597**
Self Service Banking	$44	$—	$—	$(1)	$—	$—	$43
Network	27	—	—	(3)	—	—	24
T&T	7	—	—	—	—	—	7
Other	2	—	—	—	—	—	2
Corporate Unallocated	63	(3)	(8)	—	(1)	(6)	45
Total SG&A and R&D Expenses	**$143**	**$(3)**	**$(8)**	**$(4)**	**$(1)**	**$(6)**	**$121**
Self Service Banking	$144	$—	$—	$—	$—	$—	$144
Network	52	—	—	23	—	—	75
T&T	7	—	—	—	—	—	7
Other	2	—	—	—	—	—	2
Corporate Unallocated	(97)	6	9	—	1	6	(75)
Total Income from Operations	**$108**	**$6**	**$9**	**$23**	**$1**	**$6**	**$153**

*Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary segment-level information provided on the preceding slides and the adjustments to arrive at the non-GAAP amounts.

34

$ in millions Q2 2025 GAAP TO NON-GAAP Product Reconciliation 35 GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Non-GAAP GROSS PROFIT(1) Software and Services $187 $— $— $— $187 Transactional 57 (1) — 19 75 Hardware 43 2 — 1 46 Corporate unallocated (34) (1) 2 — (33) Total Core Gross Profit(1) 253 — 2 20 275 Other - Voyix — — — — — Total Atleos Gross Profit(1) $253 $— $2 $20 $275 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

$ in millions Q1 2025 GAAP TO NON-GAAP Product Reconciliation 36 GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Non-GAAP GROSS PROFIT(1) Software and Services $175 $— $— $— $175 Transactional 62 1 — 19 82 Hardware 25 — — 1 26 Corporate unallocated (31) — 1 — (30) Total Core Gross Profit(1) 231 1 1 20 253 Other - Voyix 2 — — — 2 Total Atleos Gross Profit(1) $233 $1 $1 $20 $255 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

$ in millions Q4 2024 GAAP TO NON-GAAP Product Reconciliation 37 GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Separation Costs Non-GAAP GROSS PROFIT(1) Software and Services $198 $— $— $— $— $198 Transactional 88 — — 19 — 107 Hardware 44 — — — — 44 Corporate unallocated (35) 2 2 — (1) (32) Total Core Gross Profit(1) 295 2 2 19 (1) 317 Other - Voyix 3 — — — — 3 Total Atleos Gross Profit(1) $298 $2 $2 $19 $(1) $320 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

$ in millions Q3 2024 GAAP TO NON-GAAP Product Reconciliation 38 GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Separation Costs Non-GAAP GROSS PROFIT(1) Software and Services $183 $1 $— $— $— $184 Transactional 78 — — 20 — 98 Hardware 30 — — — — 30 Corporate unallocated (34) 1 1 — 1 (31) Total Core Gross Profit(1) 257 2 1 20 1 281 Other 3 — — — — 3 Total Atleos Gross Profit(1) $260 $2 $1 $20 $1 $284 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

$ in millions Q2 2024 GAAP TO NON-GAAP Product Reconciliation 39 GAAP* Transformation Costs Stock Based Compensation Acquisition Related Amortization of Intangibles Non-GAAP GROSS PROFIT(1) Software and Services $169 $— $— $(1) $168 Transactional 75 — — 20 95 Hardware 37 — — — 37 Corporate unallocated (34) 3 1 — (30) Total Core Gross Profit(1) 247 3 1 19 270 Other 4 — — — 4 Total Atleos Gross Profit(1) $251 $3 $1 $19 $274 *Figures presented in this column are calculated in accordance with U.S. GAAP. This reconciliation is provided to facilitate an understanding of the supplementary product-level information provided in this presentation and the adjustments to arrive at the non-GAAP amounts. Supplementary product-level information provided on this slide is for modeling purposes only and is not considered by Company management, including the chief operating decision maker, in assessing segment performance. (1) Product level adjusted gross profit (non-GAAP) includes management's estimates of certain cost allocations among the product categories.

$ in millions GAAP TO NON-GAAP RECONCILIATION 40 Q2 2025 Q1 2025 Q4 2024 Q3 2024 Q2 2024 Cash provided by operating activities $(20) $123 $80 $107 $9 Capital expenditures $(24) $(29) $(18) $(22) $(23) Additions to capitalized software $(14) $(12) $(13) $(11) $(9) Restricted cash settlement activity $37 $(106) $69 $(37) $7 Pension contributions $6 $1 $1 $1 $— Environmental indemnification payments to Voyix $6 $— $— $— $— Sale-leaseback transaction $24 $— $— $— $— Temporary transfer of funds from/to Voyix(1) $— $— $— $— $32 Adjusted Free Cash Flow-Unrestricted $15 $(23) $119 $38 $16 (1) As of March 31, 2024, cash provided by operating activities included approximately $32 million of cash related to a temporary transfer of funds from Voyix in March, which was remitted back to Voyix in April 2024.

THANK YOU NCR Atleos Confidential 41